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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 12, 1999


                           WESTERN DIGITAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

           Delaware                    001-08703              95-264-7125
  (State or Other Jurisdiction        (Commission            (IRS Employer
       of Incorporation)              File Number)         Identification No.)


            8105 Irvine Center Drive
            Irvine, California                                     92618
   (Address of Principal Executive Offices)                      (Zip Code)

       Registrant's telephone number, including area code: (949) 932-5000

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS.

         On November 12 and 17, 1999, the Registrant retired in the aggregate $303.5 million principal amount of its Zero Coupon Convertible Subordinated Debentures due 2018 in exchange for shares of its common stock. These exchanges were made pursuant to Section 3(a)(9) of the Securities Act, as amended. As a result of these exchanges and previous exchanges, the Registrant has retired debentures in the aggregate principal amount of $735.6 million and issued in exchange 26,725,075 shares of common stock. The total number of shares of common stock outstanding as of November 17, 1999, following these exchanges, was 125,248,231.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 1999
                                          WESTERN DIGITAL CORPORATION


                                          By: /s/ MICHAEL A. CORNELIUS
                                              ----------------------------------
                                              Michael A. Cornelius
                                              Vice President, Law and
                                              Administration and Secretary